Exhibit 10.15
Restricted Stock Award

DATE:	«Date»
TO:	«First_Name» «Last_Name»
«Company_Name»

Here are the details for restricted stock award:

	Number of shares of Dover Common Stock —	«M__of_Shars_DCS»
	Date of Grant	«Date_of_grant»
	Restriction Period — Date of Grant Through —	«Restr_period»
Your restricted stock award is subject to all the terms and provisions of the Plan, which terms and provisions are expressly incorporated into and made a part of the award as if set forth in full herein. A copy of the Plan can be found on www.dovercorporation.com/investorinformation.asp in the SEC Filings, Proxy Filing on 3/24/2009 Appendix A.
In addition, subject to the following provisions of the Plan, your restricted stock award is subject to the following:
1.	The shares of Restricted Stock awarded to you (the “Restricted Shares”) will be recorded on Dover’s books in your name. Dover will instruct its stock agent to place a stop transfer order on the Restricted Shares until such time as the restrictions thereon lapse. In the event that you forfeit all or any portion of the Restricted Shares, the shares which are forfeited will automatically be transferred back to Dover. Your Restricted Shares will be held by Dover’s Secretary during the Restriction Period, together with a stock power endorsed by you in blank in the form attached hereto as Exhibit A.

2.	You shall vest in the Restricted Stock Award, and all Restrictions thereon shall lapse on the third anniversary of the date of grant, subject to the forfeiture provisions of the Plan. You must be an active employee of Dover or a Dover affiliate at the end of the Restriction Period in order for your Restricted Stock to vest, with certain exceptions as provided in the Plan, provided that this Restricted Stock Award shall be forfeited if you retire before the end of the Restriction Period.

3.	During the Restricted Period you shall not receive any dividends declared and other distributions paid with respect to your Restricted Shares. You may not vote the Restricted Shares during the Restriction Period. As soon as administratively reasonable after the end of the Restriction Period, provided that the Restricted Shares have vested, you shall be paid all dividends declared and other distributions paid with respect to your Restricted Shares during the Restriction Period. In the event that you shall vest in the Restricted Shares prior to the end of the Restriction Period as provided in the Plan, dividends declared and other distributions paid during the Restriction Period shall be paid to you as soon as administratively reasonable after the date of vesting.

4.	The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Shares contrary to the provisions hereof or of the Plan, the Restricted Shares shall immediately be forfeited to Dover.

5.	By accepting this award, you hereby consent to the collection, use and transfer of any personally identifiable information about you relating to your participation in the Plan to Dover and its affiliates for the purpose of administering this restricted stock award. Your personal information may be transferred to the United States, a jurisdiction that may not have an equivalent level of data protection as the laws in your home country. Dover and its affiliates will take reasonable steps to ensure the security of your personal information and to avoid unauthorized or accidental access, erasure or other use. Your personal information will only be held as long as necessary to administer the Plan or this restricted stock award. You may, at any time, request access to your personal information held about you in connection with this restricted stock award and make any necessary amendments to your personal information or withdraw your consent. Withdrawing your consent may affect Dover and its affiliates’ ability to administer the restricted stock award.

6.	Dover and your employer reserve the right to amend, modify, or terminate the Plan at any time in their discretion with notice.

Restricted Stock Award

DATE:	«Date»
TO:	«First_Name» «Last_Name»
«Company_Name»

I hereby acknowledge and agree that I have reviewed the Plan and this agreement and agree to the terms and conditions set forth herein and therein. By signing and returning one copy of this award agreement, together with the attached stock power, I hereby consent to the collection, use and transfer of my personally identifiable information to Dover and its affiliates for the purpose of administering the restricted stock award. I further consent to the transfer of my personal information to the United States, a jurisdiction that may not have an equivalent level of data protection as the laws in my home country.
This award agreement shall only become effective upon receipt by Dover of your signed copy of this agreement and the stock power endorsed by you in blank.

Employee	«Signature» President

Date
Revised February, 2011